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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated June 10, 2011, with respect to the consolidated financial statements and financial statement schedules of Mattress Firm Holding Corp. contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
August 26, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm